Exhibit 99.1

NEWS RELEASE
Construction Partners, Inc. Announces Management Transition
Fred J. Smith, III to Succeed Charles E. Owens as President and Chief Executive Officer;
Owens to Transition to Vice Chairman Role

DOTHAN, AL, March 2, 2021 – Construction Partners, Inc. (NASDAQ: ROAD) (the “Company” or “Construction Partners”), a vertically integrated civil infrastructure company specializing in the construction and maintenance of roadways across five southeastern states, today announced that Fred J. (Jule) Smith, III, the Company’s Chief Operating Officer and a member of the Company’s management team for nearly ten years, has been appointed as President and Chief Executive Officer of the Company, effective upon the close of business on March 31, 2021. Charles E. Owens, the Company’s current President and Chief Executive Officer, will transition to the role of Vice Chairman of the board of directors as of the same date. As Vice Chairman, Owens will remain active in the Company, providing strategic advice and continuing to participate in the Company’s growth and acquisition efforts.
Owens said of this planned transition, “I am pleased with the state of Construction Partners today, and I believe this transition makes our company even stronger. The board and I are confident in Jule’s ability to lead Construction Partners into the future. Jule is a proven leader with broad experience in multiple aspects of our business. As a member of the Construction Partners team for nearly a decade, Jule has contributed meaningfully to our strategic decisions and growth initiatives.”
Smith said, “I am honored to have the opportunity to lead Construction Partners and our approximately 2,500 hard-working and dedicated employees throughout the Southeast. Charles had a remarkable vision in founding the Company nearly 20 years ago, and its success is a testament to his hard work, business acumen, and ability to build relationships throughout our industry. I am personally grateful to Charles for his mentorship and wisdom over the last decade, and I’m excited to continue working with him, Ned, the board and our entire management team in the years ahead to strengthen and grow the company.”
Ned Fleming, the Company’s Executive Chairman, commented, “This transition is an important milestone for Construction Partners, representing our continued growth as a company and as an organization that values human capital development and succession. Jule is well-prepared to lead the Company and has demonstrated outstanding leadership both as an extremely talented operator and executive. The board has great confidence in him, and in our entire senior leadership team, to continue to execute our business model as a consolidator in a fragmented industry while driving long-term growth and value creation.
“Charles’ new role as Vice Chairman benefits our Company through his continued focus on strategic development, as an invaluable resource of company and industry knowledge and as a prominent and accomplished leader in this business. We believe we have the right team in place to continue to grow Construction Partners, and we are excited about the future.”
Jule Smith, age 51, has served as the Company’s Chief Operating Officer since October 2020. Before that, he was a Senior Vice President of the Company since 2017 and also served in various management roles for the Company’s North Carolina subsidiary since 2005, including as its President from 2009 to 2020. Prior to that, he held various other positions within Fred Smith Construction, Inc. and also served in the Supply Corps of the U.S. Navy. Mr. Smith received a Master of Business Administration and a Bachelor of Arts in History from Wake Forest University.
About Construction Partners, Inc.
Construction Partners, Inc. is a vertically integrated civil infrastructure company operating across five southeastern states, with 48 hot-mix asphalt plants, nine aggregate facilities and one liquid asphalt terminal. Publicly funded projects make up the majority of its business and include local and state roadways, interstate highways, airport runways and bridges. The majority of the Company’s public projects are maintenance-related. Private sector projects include paving and sitework for office and industrial parks, shopping centers, local businesses and residential developments. To learn more, visit www.constructionpartners.net.

Cautionary Note Regarding Forward-Looking Statements
Certain statements contained herein that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and 21E of the Securities Exchange Act of 1934. These statements may be identified by the use of words such as “seek” “continue,” “estimate,” “predict,” “potential,” “targeting,” “could,” “might,” “may,” “will,” “expect,” “should,” “anticipate,” “intend,” “project,” “outlook,” “believe,” “plan” and similar expressions or their negative. The forward-looking statements contained in this press release include, without limitation, statements relating to a planned transition of the Company’s management duties and the expected results thereof. These and other forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could significantly affect expected results. Important factors that could cause actual results to differ materially from those expressed in the forward-looking statements are set forth in the Company’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, its Current Reports on Form 8-K and other reports the Company files with the SEC. Forward-looking statements speak only as of the date they are made. The Company assumes no obligation to update forward-looking statements to reflect actual results, subsequent events, or circumstances or other changes affecting such statements except to the extent required by applicable law.
Contact:
Rick Black
Dennard Lascar Investor Relations
ROAD@DennardLascar.com
(713) 529-6600